00000000http://schemas.microsoft.com/office/word/2003/wordmlurn:schemas-microsoft-com:office:smarttags013f

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

CALIBERT EXPLORATIONS, LTD.

A NEVADA CORPORATION

The undersigned Director, being all the Directors of Calibert Explorations, Ltd., a StateplaceNevada corporation, pursuant to the by-laws of the Corporation, hereby consents to the following action, without a meeting, and waives all notice or other meeting requirements.

1)

Addition and Election of New Directors

RESOLVED, that the number of directors of the Corporation remain at two directors to serve immediately until the next annual meeting of the shareholders, or until removed by other action as allowed by the corporate bylaws; and be it

RESOLVED FURTHER, that the following individual be appointed members of the board to fill the new positions:

David Saltrelli

Dated: this 3rd day of November, 2009

The undersigned, being all the Directors of Calibert Explorations, Ltd., waives the required notice of meeting and consents to all actions taken hereby. Additionally, execution of this resolution is acceptable in counterparts in accordance with the Company’s By-Laws.

__/s/ Ken Berscht

Ken Berscht, Director,

 Secretary, Treasurer

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